Exhibit 99.1

Analog Devices Reports Third Quarter Fiscal 2019 Results with Revenue and EPS above the Midpoint of Guidance

•	Revenue of $1.48 billion with B2B markets down 3% year-over-year

•	Operating Cash Flow of $2.3 billion and Free Cash Flow of $2.0 billion on a trailing twelve months basis

•	Returned over $300 million to shareholders in the third quarter through dividends and share repurchases

NORWOOD, Mass.--(BUSINESS WIRE)--August 21, 2019--Analog Devices, Inc. (Nasdaq: ADI), a leading global high-performance analog technology company, today announced financial results for its third quarter of fiscal 2019, which ended August 3, 2019.

“In what continues to be a challenging macroeconomic environment, we once again executed soundly and delivered strong financial results,” said Vincent Roche, President and CEO. “Revenue and operating margins came in above the midpoint of guidance as ongoing broad-based weakness compared to the year ago quarter was balanced by growth in new areas such as 5G and electric vehicles. Further, we returned more than $300 million of cash to our shareholders in the third quarter through share repurchases and dividends.”

“While these uncertain times do not seem to be abating in the near term, ADI has successfully navigated macroeconomic challenges many times before. The key to our resilience is maintaining our long-term focus while remaining agile in response to market dynamics. Our focus on cutting edge innovation and diversity across products, customers and applications has allowed us to continue to generate strong revenue growth, profitability, and cash flow for more than five decades.”

Performance for the Third Quarter of Fiscal 2019

Results Summary
(in millions, except per-share amounts and percentages)

	Three Months Ended
	Aug. 3, 2019	Aug. 4, 2018 (1)	Change
Revenue	$1,480	$1,558	(5)%
Gross margin	$998	$1,061	(6)%
Gross margin percentage	67.4%	68.1%	(70 bps)
Operating income	$447	$489	(9)%
Operating margin	30.2%	31.4%	(120 bps)
Diluted earnings per share	$0.97	$1.08	(10)%

Adjusted Results
Adjusted gross margin	$1,042	$1,109	(6)%
Adjusted gross margin percentage	70.4%	71.2%	(80 bps)
Adjusted operating income	$604	$661	(9)%
Adjusted operating margin	40.8%	42.4%	(160 bps)
Adjusted diluted earnings per share	$1.26	$1.51	(17)%

		Three Months Ended	Trailing Twelve Months
Cash Generation		Aug. 3, 2019	Aug. 3, 2019
Net cash provided by operating activities		$553	$2,310
% of revenue (1)		37%	38%
Capital expenditures		$(58)	$(310)
Free cash flow (2)		$494	$1,999
% of revenue (1)		33%	33%

		Three Months Ended	Trailing Twelve Months
Cash Return		Aug. 3, 2019	Aug. 3, 2019
Dividend paid		$(200)	$(757)
Stock repurchases		(112)	(625)
Total cash returned (2)		$(312)	$(1,381)

(1) Prior year balances have been restated to reflect the adoption of the new revenue recognition standard in the first quarter of fiscal 2019.
(2) The sum of the individual amounts may not equal the total due to rounding.

Outlook for the Fourth Quarter of Fiscal Year 2019

For the fourth quarter of fiscal 2019, we are forecasting revenue of $1.45 billion, +/- $50 million. At the midpoint of this revenue outlook, we expect reported operating margins of approximately 29.2%, and adjusted operating margins of approximately 40.0%. We are planning for reported EPS to be $0.86, +/- $0.07, and adjusted EPS to be $1.22, +/- $0.07.

Our fourth quarter fiscal 2019 outlook is based on current expectations and actual results may differ materially, as a result of, among other things, the important factors discussed at the end of this release. These statements supersede all prior statements regarding our business outlook set forth in prior ADI news releases, and ADI disclaims any obligation to update these forward-looking statements.

The adjusted results and adjusted anticipated results above are financial measures presented on a non-GAAP basis. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables included in this press release. See also “Non-GAAP Financial Information” section for additional information.

Dividend Payment

The ADI Board of Directors has declared a quarterly cash dividend of $0.54 per outstanding share of common stock. The dividend will be paid on September 11, 2019 to all shareholders of record at the close of business on August 30, 2019.

Conference Call Scheduled for Today, Wednesday, August 21, 2019 at 10:00 am ET

ADI will host a conference call to discuss our third quarter fiscal 2019 results and short-term outlook today, beginning at 10:00 am ET. Investors may join via webcast, accessible at investor.analog.com, or by telephone (call 706-634-7193 ten minutes before the call begins and provide the password "ADI").

A replay will be available two hours after the completion of the call. The replay may be accessed for up to two weeks by dialing 855-859-2056 (replay only) and providing the conference ID: 5459156, or by visiting investor.analog.com.

Non-GAAP Financial Information

This release includes non-GAAP financial measures that are not in accordance with, nor an alternative to, generally accepted accounting principles (GAAP) and may be different from non-GAAP measures presented by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP measures have material limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and should not be considered in isolation from, or as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company’s use of non-GAAP measures, and the underlying methodology when including or excluding certain items, is not necessarily an indication of the results of operations that may be expected in the future, or that the Company will not, in fact, record such items in future periods. You are cautioned not to place undue reliance on these non-GAAP measures. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.
Management uses non-GAAP measures internally to evaluate the Company’s operating performance from continuing operations against past periods and to budget and allocate resources in future periods. These non-GAAP measures also assist management in evaluating the Company’s core business and trends across different reporting periods on a consistent basis. Management also uses these non-GAAP measures as the primary performance measurement when communicating with analysts and investors regarding the Company’s earnings results and outlook and believes that the presentation of these non-GAAP measures is useful to investors because it provides investors with the operating results that management uses to manage the Company and enables investors and analysts to evaluate the Company’s core business. Management also believes that the non-GAAP liquidity measure free cash flow is useful both internally and to investors because it provides information about the amount of cash generated after capital expenditures that is then available to repay debt obligations, make investments and fund acquisitions, and for certain other activities.
The non-GAAP financial measures referenced by ADI in this release include: adjusted gross margin, adjusted gross margin percentage, adjusted operating expenses, adjusted operating expenses percentage, adjusted operating income, adjusted operating margin, adjusted income before income taxes, adjusted provision for income taxes, adjusted tax rate, adjusted diluted earnings per share (EPS), free cash flow, and free cash flow margin.
Adjusted gross margin is defined as gross margin, determined in accordance with GAAP, excluding certain acquisition-related expenses1 which are described further below. Adjusted gross margin percentage represents adjusted gross margin divided by revenue.
Adjusted operating expenses is defined as operating expenses, determined in accordance with GAAP, excluding: certain acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating expenses percentage represents adjusted operating expenses divided by revenue.
Adjusted operating income is defined as operating income, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below. Adjusted operating margin represents adjusted operating income divided by revenue.
Adjusted income before income taxes is defined as income before income taxes, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2; and restructuring related expense3 which are described further below.
Adjusted provision for income taxes is defined as provision for income taxes, determined in accordance with GAAP, excluding tax related items4 described further below. Adjusted tax rate represents adjusted provision for income taxes divided by adjusted income before income taxes.
Adjusted diluted EPS is defined as diluted EPS, determined in accordance with GAAP, excluding: acquisition-related expenses1; acquisition-related transaction costs2, restructuring related expense3 and tax related items4 which are described further below.
Free cash flow is defined as net cash provided by operating activities, determined in accordance with GAAP, less additions to property, plant and equipment, net. Free cash flow margin percentage represents free cash flow divided by revenue.
1Acquisition-Related Expenses: Expenses incurred as a result of current and prior period acquisitions and primarily include expenses associated with the fair value adjustments to inventory, property, plant and equipment and amortization of acquisition related intangibles, which include acquired intangibles such as purchased technology and customer relationships. Expenses also include severance payments, equity award accelerations and the fair value adjustment associated with the replacement of share-based awards related to the Linear Technology acquisition. We excluded these costs from our non-GAAP measures because they relate to specific transactions and are not reflective of our ongoing financial performance.

2Acquisition-Related Transaction Costs: Costs directly related to the Linear Technology acquisition, including legal, accounting and other professional fees, as well as integration-related costs. We excluded these costs from our non-GAAP measures because they relate to a specific transaction and are not reflective of our ongoing financial performance.
3Restructuring-Related Expense: Expenses incurred in connection with facility closures, consolidation of manufacturing facilities, severance, and other cost reduction efforts. We excluded these expenses from our non-GAAP measures because apart from ongoing expense savings as a result of such items, these expenses have no direct correlation to the operation of our business in the future.
4Tax-Related Items: Tax adjustments associated with the non-GAAP items discussed above, discrete tax items including tax expense or benefit related to prior periods, income tax from prior period tax credits, tax expense or benefit related to the impact of the Tax Cuts and Jobs Act of 2017, uncertain tax positions, and the impact of a voluntary accounting policy change. We excluded these tax-related items from our non-GAAP measures because they are not associated with the tax expense on our current operating results.

About Analog Devices

Analog Devices (Nasdaq: ADI) is a leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

Forward Looking Statements

This press release contains forward-looking statements, which address a variety of subjects including, for example, our statements regarding expected revenue, operating margin, tax rate, earnings per share, and other financial results, expected market trends, market share gains, operating leverage, production and inventory levels, and expected customer demand and order rates for our products, expected product offerings, product development and marketing position. Statements that are not historical facts, including statements about our beliefs, plans and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix; changes in export classifications, import and export regulations or duties and tariffs; changes in our estimates of our expected tax rate based on current tax law; our ability to successfully integrate acquired businesses and technologies; the risk that expected benefits, synergies and growth prospects of acquisitions may not be fully achieved in a timely manner, or at all; adverse results in litigation matters; and the risk that we will be unable to retain and hire key personnel. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

(ADI-WEB)

For more information, please contact: Mr. Michael Lucarelli, Director of Investor Relations, Analog Devices, Inc. 781-461-3282 (phone); investor.relations@analog.com (email).

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2019	Aug. 4, 2018 (2)	Aug. 3, 2019	Aug. 4, 2018 (2)
Revenue	$1,480,143	$1,558,189	$4,547,846	$4,688,561
Cost of sales (1)	482,332	497,631	1,476,287	1,483,930
Gross margin	997,811	1,060,558	3,071,559	3,204,631
Operating expenses:
Research & development (1)	280,102	291,642	853,330	869,711
Selling, marketing, general and administrative (1)	162,825	171,487	493,295	520,541
Amortization of intangibles	107,231	107,409	321,816	321,557
Special charges	927	1,069	30,871	59,476
Total operating expenses	551,085	571,607	1,699,312	1,771,285
Operating income	446,726	488,951	1,372,247	1,433,346
Nonoperating expense (income):
Interest expense	59,871	61,665	178,300	194,487
Interest income	(2,625)	(2,588)	(8,241)	(6,592)
Other, net	(78)	(632)	4,287	(527)
	57,168	58,445	174,346	187,368
Income before income tax	389,558	430,506	1,197,901	1,245,978
Provision for income taxes	27,184	21,949	112,584	143,853
Net income	$362,374	$408,557	$1,085,317	$1,102,125

Shares used to compute earnings per share - basic	369,533	371,315	369,160	370,211
Shares used to compute earnings per share - diluted	373,077	375,815	372,967	374,880
Basic earnings per common share	$0.98	$1.10	$2.93	$2.97
Diluted earnings per common share	$0.97	$1.08	$2.90	$2.93

(1) Includes stock-based compensation expense as follows:
Cost of sales	$5,247	$5,734	$15,720	$13,775
R&D	$18,802	$18,018	$57,294	$59,764
Selling, marketing and G&A	$12,049	$13,143	$39,706	$40,172
(2) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

	August 3, 2019	November 3, 2018 (1)
Cash & cash equivalents	$612,164	$816,591
Accounts receivable	689,976	639,717
Inventories	638,305	586,760
Other current assets	66,613	69,058
Total current assets	2,007,058	2,112,126
Net property, plant and equipment	1,221,192	1,154,328
Investments	78,068	68,583
Goodwill	12,247,888	12,252,604
Intangible assets, net	4,346,377	4,778,192
Deferred tax assets	1,606,267	9,665
Other	59,800	62,868
Total assets	$21,566,650	$20,438,366

Other current liabilities	$1,072,246	$984,748
Debt, current	411,434	67,000
Long-term debt	5,278,643	6,265,674
Deferred income taxes	2,171,029	990,409
Other non-current liabilities	843,061	862,362
Shareholders' equity	11,790,237	11,268,173
Total liabilities & equity	$21,566,650	$20,438,366

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2019	Aug. 4, 2018 (1)	Aug. 3, 2019	Aug. 4, 2018 (1)
Cash flows from operating activities:
Net income	$362,374	$408,557	$1,085,317	$1,102,125
Adjustments to reconcile net income to net cash provided by operations:
Depreciation	61,606	56,647	179,041	169,651
Amortization of intangibles	142,521	143,218	427,046	428,222
Stock-based compensation expense	36,098	36,895	112,720	113,711
Non-cash portion of special charge	—	—	4,367	—
Deferred income taxes	(33,601)	(5,844)	(55,444)	(711,484)
Other non-cash activity	8,272	7,103	26,701	22,019
Changes in operating assets and liabilities	(24,724)	(25,838)	(184,552)	603,676
Total adjustments	190,172	212,181	509,879	625,795
Net cash provided by operating activities	552,546	620,738	1,595,196	1,727,920
Percent of revenue	37.3%	39.8%	35.1%	36.9%
Cash flows from investing activities:
Additions to property, plant and equipment	(58,094)	(51,750)	(224,297)	(168,872)
Payments for acquisitions, net of cash acquired	—	(500)	—	(52,839)
Change in other assets	(547)	(2,239)	(5,132)	(3,268)
Net cash used for investing activities	(58,641)	(54,489)	(229,429)	(224,979)

Cash flows from financing activities:
Proceeds from debt	1,250,000	—	1,250,000	743,778
Early termination of debt	(1,250,000)	—	(1,250,000)	—
Proceeds from revolver	—	—	75,000	—
Payments on revolver	—	—	(75,000)	—
Debt repayments	(300,000)	(430,000)	(650,000)	(2,050,000)
Dividend payments to shareholders	(200,068)	(178,890)	(577,285)	(523,891)
Repurchase of common stock	(112,001)	(11,953)	(440,616)	(41,861)
Proceeds from employee stock plans	19,228	22,801	106,135	88,358
Change in other financing activities	(1,774)	(1,083)	(7,918)	6,320
Net cash used for financing activities	(594,615)	(599,125)	(1,569,684)	(1,777,296)
Effect of exchange rate changes on cash	(727)	(1,066)	(510)	(908)

Net decrease in cash and cash equivalents	(101,437)	(33,942)	(204,427)	(275,263)
Cash and cash equivalents at beginning of period	713,601	806,517	816,591	1,047,838
Cash and cash equivalents at end of period	$612,164	$772,575	$612,164	$772,575

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
REVENUE TRENDS BY END MARKET
(Unaudited)
(In thousands)

The categorization of revenue by end market is determined using a variety of data points including the technical characteristics of the product, the “sold to” customer information, the "ship to" customer information and the end customer product or application into which our product will be incorporated. As data systems for capturing and tracking this data and our methodology evolve and improve, the categorization of products by end market can vary over time. When this occurs we reclassify revenue by end market for prior periods. Such reclassifications typically do not materially change the sizing of, or the underlying trends of results within, each end market.

	Three Months Ended
	Aug. 3, 2019			Aug. 4, 2018 (1)
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$752,529	51%	(4)%	$786,618	50%
Automotive	227,760	15%	(9)%	251,396	16%
Consumer	183,399	12%	(18)%	224,549	14%
Communications	316,455	21%	7%	295,626	19%
Total revenue	$1,480,143	100%	(5)%	$1,558,189	100%

	Nine Months Ended
	Aug. 3, 2019			Aug. 4, 2018 (1)
	Revenue	% of revenue*	Y/Y %	Revenue	% of revenue*
Industrial	$2,260,907	50%	(5)%	$2,386,708	51%
Automotive	706,531	16%	(8)%	765,385	16%
Consumer	557,097	12%	(21)%	705,690	15%
Communications	1,023,311	23%	23%	830,778	18%
Total revenue	$4,547,846	100%	(3)%	$4,688,561	100%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
*The sum of the individual percentages may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	Aug. 3, 2019	Aug. 4, 2018 (1)	Aug. 3, 2019	Aug. 4, 2018 (1)

Gross margin	$997,811	$1,060,558	$3,071,559	$3,204,631
Gross margin percentage	67.4%	68.1%	67.5%	68.3%
Acquisition related expenses	43,694	48,488	130,444	137,007
Adjusted gross margin	$1,041,505	$1,109,046	$3,202,003	$3,341,638
Adjusted gross margin percentage	70.4%	71.2%	70.4%	71.3%

Operating expenses	$551,085	$571,607	$1,699,312	$1,771,285
Percent of revenue	37.2%	36.7%	37.4%	37.8%
Acquisition related expenses	(112,636)	(118,308)	(339,293)	(359,482)
Acquisition related transaction costs	—	(3,962)	—	(16,569)
Restructuring related expense	(927)	(1,069)	(30,871)	(59,476)
Adjusted operating expenses	$437,522	$448,268	$1,329,148	$1,335,758
Adjusted operating expenses percentage	29.6%	28.8%	29.2%	28.5%

Operating income	$446,726	$488,951	$1,372,247	$1,433,346
Operating margin	30.2%	31.4%	30.2%	30.6%
Acquisition related expenses	156,330	166,796	469,737	496,489
Acquisition related transaction costs	—	3,962	—	16,569
Restructuring related expense	927	1,069	30,871	59,476
Adjusted operating income	$603,983	$660,778	$1,872,855	$2,005,880
Adjusted operating margin	40.8%	42.4%	41.2%	42.8%

Provision for income taxes	$27,184	$21,949	$112,584	$143,853
Income tax on non discrete tax items above	20,927	6,673	68,567	23,817
Income tax on prior period tax liabilities	—	(961)	—	(1,585)
Income tax from prior period tax credits	11,210	—	11,210	—
Income tax on voluntary accounting policy change	17,155	—	17,155	—
Income tax of uncertain tax positions	—	4,195	—	7,945
Income tax one time transitional tax	—	—	7,500	(687,061)
Income tax on deferred tax recalibration	—	—	5,060	639,698
Adjusted provision for income taxes	$76,476	$31,856	$222,076	$126,667

Income before income taxes	389,558	430,506	1,197,901	1,245,978
Effective tax rate	7.0%	5.1%	9.4%	11.5%
Acquisition related expenses	156,330	166,796	469,737	496,489
Acquisition related transaction costs	—	3,962	—	16,569
Restructuring related expense	927	1,069	30,871	59,476
Adjusted income before income taxes	$546,815	$602,333	$1,698,509	$1,818,512
Adjusted tax rate	14.0%	5.3%	13.1%	7.0%

Diluted EPS	$0.97	$1.08	$2.90	$2.93
Acquisition related expenses	0.42	0.44	1.26	1.32
Acquisition related transaction costs	—	0.01	—	0.04
Restructuring related expense	—	—	0.08	0.16
Income tax on non discrete tax items above	(0.06)	(0.02)	(0.18)	(0.06)
Income on prior period tax liabilities	—	—	—	—
Income tax from prior period tax credits	(0.03)	—	(0.03)	—
Income tax on voluntary accounting policy change	(0.05)	—	(0.05)	—
Income of uncertain tax positions	—	(0.01)	—	(0.02)
Income tax one time transitional tax	—	—	(0.02)	1.83
Income tax on deferred tax recalibration	—	—	(0.01)	(1.71)
Adjusted diluted EPS (2)	$1.26	$1.51	$3.96	$4.50
(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.
(2) The sum of the individual per share amounts may not equal the total due to rounding.

ANALOG DEVICES, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited)
(In thousands)

	Trailing Twelve Months	Three Months Ended
	Aug. 3, 2019	Aug. 3, 2019	May 4, 2019	Feb. 2, 2019	Nov. 3, 2018
Revenue (1)	$6,083,974	$1,480,143	$1,526,602	$1,541,101	$1,536,128
Net cash provided by operating activities	$2,309,636	$552,546	$670,882	$371,767	$714,441
% of Revenue	38%	37%	44%	24%	47%
Capital expenditures	$(310,300)	$(58,094)	$(75,209)	$(90,993)	$(86,004)
Free cash flow	$1,999,336	$494,452	$595,673	$280,774	$628,437
% of Revenue	33%	33%	39%	18%	41%

(1) Balances have been restated to reflect the full retrospective adoption of Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers.

ANALOG DEVICES, INC.
RECONCILIATION OF PROJECTED GAAP TO NON-GAAP RESULTS
(Unaudited)

Three Months Ending Nov. 2, 2019
	Reported	Adjusted
Revenue	$1.45 Billion	$1.45 Billion
	(+/- $50 Million)	(+/- $50 Million)
Operating margin	29.2%	40.0% (1)
	(+/-110 bps)	(+/-70 bps)
Nonoperating expense	~ $52 Million	~ $52 Million
Tax rate	13% to 15%	13% to 15% (2)
Earnings per share	$0.86	$1.22 (3)
	(+/- $0.07)	(+/- $0.07)

(1) Includes $157 million of adjustments related to acquisition related expenses as previously defined in the Non-GAAP Financial Information section of this press release.
(2) Includes $22 million of tax effects associated with the adjustment for acquisition related expenses above.
(3) Includes $0.36 of adjustments related to the net impact of $0.42 of acquisition related expenses and $0.06 of tax effects on those acquisition related expenses.

CONTACT:
Analog Devices, Inc.
Mr. Michael Lucarelli, 781-461-3282
Director of Investor Relations
investor.relations@analog.com